EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2005 included in the Registration Statement on Form SB-2 Amendment No. 3 and related Prospectus of Amecs Inc. for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 27, 2005